EXHIBIT 24

ANHEUSER-BUSCH COMPANIES, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints W. Randolph Baker, JoBeth G. Brown and Patrick T. Stokes, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the (i) proposed registration under said Act of 15,000,000 shares of common stock pursuant to a Registration Statement on Form S-8 to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of the common stock, and to any amendments to said proposed Registration Statement and (ii) amendments to any existing Registration Statement on Form S-8 relating to shares of common stock to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the amendments.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of February 22, 2006.

/s/ PATRICK T. STOKES	/s/ W. RANDOLPH BAKER
Patrick T. Stokes	W. Randolph Baker
President and Chief Executive Officer and Director	Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ JOHN F. KELLY	/s/ AUGUST A. BUSCH III
John F. Kelly	August A. Busch III
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ CARLOS FERNANDEZ G.	/s/ JAMES J. FORESE
Carlos Fernandez G.	James J. Forese
Director	Director

/s/ JOHN E. JACOB	/s/ JAMES R. JONES
John E. Jacob	James R. Jones
Director	Director

/s/ CHARLES F. KNIGHT	/s/ VERNON R. LOUCKS, JR.
Charles F. Knight	Vernon R. Loucks, Jr.
Director	Director

/s/ VILMA S. MARTINEZ	/s/ WILLIAM PORTER PAYNE
Vilma S. Martinez	William Porter Payne
Director	Director

/s/ JOYCE M. ROCHÉ	/s/ HENRY HUGH SHELTON
Joyce M. Roché	Henry Hugh Shelton
Director	Director

/s/ ANDREW C. TAYLOR	/s/ DOUGLAS W. WARNER III
Andrew C. Taylor	Douglas A. Warner III
Director	Director

Edward E. Whitacre, Jr.
Director